UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MARA Holdings, Inc.

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MARA Holdings, Inc. Announces Postponement of Special Meeting of Stockholders

Fort Lauderdale, FL, February 10, 2025 (GLOBE NEWSWIRE)—MARA Holdings, Inc. (NASDAQ: MARA) (“MARA” or the “Company”), a global leader in leveraging digital asset compute to support the energy transformation, today announced that its Special Meeting of Stockholders (the “Special Meeting”), which was originally scheduled to be held on February 11, 2025, has been postponed. The Special Meeting is now scheduled to be held virtually, via live webcast at web.lumiconnect.com/266814323, on Wednesday, February 19, 2025 at 8:30 a.m. PST / 11:30 a.m. EST. The record date for the Special Meeting, January 17, 2025, is unchanged and applies to the postponed Special Meeting.

The Special Meeting has been postponed to provide the Company’s stockholders with additional time to vote in order to facilitate broader participation. The Company’s Board of Directors unanimously recommends that you vote FOR the proposals identified in the Company’s proxy statement for the Special Meeting. Stockholders who have already cast their votes do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions, and their votes will be counted at the postponed Special Meeting. For stockholders who have not yet cast their votes, we urge them to vote their shares now, so they can be tabulated prior to the postponed Special Meeting.

Important Additional Information

The Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on January 21, 2025 (the “Proxy Statement”), which should be read in conjunction with this notice. To the extent information in this notice updates or conflicts with information contained in the Proxy Statement, the information in this notice is the more current information. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Stockholders may obtain a free copy of the Proxy Statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC’s website at https://www.sec.gov or on the “SEC Filings” section of the Company’s website at https://www.mara.com.

About MARA

MARA (NASDAQ:MARA) is a global leader in digital asset compute that develops and deploys innovative technologies to build a more sustainable and inclusive future. MARA secures the world’s preeminent blockchain ledger and supports the energy transformation by converting clean, stranded, or otherwise underutilized energy into economic value.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated lack of quorum and postponement of the Special Meeting. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to achieving a quorum at the postponed Special Meeting, receiving stockholder approval of the proposals presented at the Special Meeting and the other factors discussed in the “Risk Factors” section of MARA’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2024, as amended on May 24, 2024, the “Risk Factors” section of MARA’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024, the “Risk Factors” section of MARA’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024 and the risks described in other filings that MARA may make from time to time with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and MARA specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

MARA Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com